Exhibit 23.2

                  Consent of Ernst & Young LLP


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Hilb, Rogal and Hamilton Company Non-employee Directors Stock Incentive Plan of our report dated February 11, 1998, with respect to the consolidated financial statements and schedule of Hilb, Rogal and Hamilton Company included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.




Richmond, Virginia
May  18, 1998                                      ERNST &  YOUNG LLP